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              FRANKLIN RESOURCES, INC.
              STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (in thousands, except for ratio)

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                       Six Months Ended                             Fiscal Year Ended
                   --------------------------   -----------------------------------------------------------------------------
                  Mar. 31, 1994   Mar. 31, 1993   Sept 30, 1993   Sept 30, 1992   Sept 30, 1991   Sept 30, 1990  Sept 30, 1989
                  -------------   -------------   -------------   -------------   -------------   -------------  -------------

Earnings before         $191,224        $119,173        $274,398        $204,748        $162,719       $144,423       $129,733
  provision for    -------------   -------------   -------------   -------------   -------------  -------------  -------------
  income taxes

Add Fixed                 14,513          12,947          25,221           2,137              94             73            192
  Charges:         -------------   -------------   -------------   -------------   -------------  -------------  -------------
  Interest
  Interest                 2,547           1,467           3,083           2,735           2,475          2,139          1,949
    factor         -------------   -------------   -------------   -------------   -------------  -------------  -------------
    on rent

    Total Fixed           17,060          14,414          28,304           4,872           2,569          2,212          2,141
      Charges      -------------   -------------   -------------   -------------   -------------  -------------  -------------

Earnings before
  fixed charges
  and provision         $208,284        $133,587        $302,702        $209,620        $165,288       $146,635  $     131,874
  for income       -------------   -------------   -------------   -------------   -------------  -------------  -------------
  taxes

Ratio of                    12.2             9.3            10.7            43.0            64.3           66.3           61.6
  Earnings to      -------------   -------------   -------------   -------------   -------------  -------------  -------------
  Fixed Charges

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